Exhibit 21.

                        SUBSIDIARIES OF THE REGISTRANT


                                                   Place of      Percentage of
    Name of Company                             Incorporation  Voting Securities
    ---------------                             -------------  -----------------

ASF Thomas Limited                               United Kingdom         100%
ASF Thomas Industries Holding Deutschland GmbH   Germany                100%
ASF Thomas Industries GmbH, Puchheim             Germany                100%
ASF Thomas Industries GmbH, Memmingen            Germany                100%
ASF Thomas Industries GmbH & Co. KG, Wuppertal   Germany                100%
ASF Thomas, Inc.                                 Georgia                100%
Blue Grass Holdings Inc.                         Nevada                 100%
T.I. Industries Corporation                      Delaware               100%
TI Pneumotive, Inc.                              Delaware               100%
Thomas Group U.K., Inc.                          Delaware               100%
Thomas Imports, Inc.                             Nevada                 100%
Thomas Industries Asia Pacific, Inc.             Delaware               100%
Thomas Industries Asia Pacific, Ltd.             Hong Kong              100%
Thomas Industries Export, Inc.                   U.S. Virgin Islands    100%
Thomas Industries Holdings Inc.                  Delaware               100%
Tupelo Holdings Inc.                             Delaware               100%
Thomas Technologies, Inc.                        Delaware               100%
Welch Vacuum Technology, Inc.                    Delaware               100%





                         NON WHOLLY OWNED SUBSIDIARIES


                                                   Place of      Percentage of
    Name of Company                             Incorporation  Voting Securities
    ---------------                             -------------  -----------------

Thomas Americas Industria e Commercio, LTDA     Brazil                   95%